Exhibit 4.1













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                              WARRANT AGREEMENT OF
                             MAI SYSTEMS CORPORATION

                                 750,000 Shares

                            Dated as of March 3, 1997

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                         Common Stock Purchase Warrants










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     WARRANT AGREEMENT dated as of March 3, 1997, between MAI Systems
Corporation, a Delaware corporation (the "Company"), the Company as Warrant Agent (in such capacity, "Warrant Agent"), and those persons signatory hereto (collectively, the "Warrant Holder" or "Holder").

     The Company proposes to issue Common Stock Purchase Warrants as hereinafter described (collectively the "Warrants") to purchase an aggregate of up to 750,000 shares of its Common Stock, $0.01 par value per share (the shares of Common Stock issuable on exercise of the Warrants being referred to herein as the "Warrant Shares"), in favor of the Warrant Holder. Capitalized terms used herein, if not otherwise defined, are defined in Section 8 hereof.

     The Company and the Warrant Holder hereby agree as follows:

     Section 1.   Transferability; Notice of Corporate
                  Actions; Form of the Warrants.

             1.1 Registration. The Warrants shall be numbered and shall be registered on the books of the Company maintained at the principal office of the Company in Irvine, California ("the Warrant Register"). The Company shall be entitled to treat the Holder of the Warrants as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Warrants on the part of any other Person.

             1.2 Transferability. The Warrants are freely transferable, subject to applicable securities laws restrictions. The holder of any Warrants so transferred shall continue to be bound by this Agreement. However, the minimum denomination of any Warrant hereunder shall be a Warrant exchangeable for 10,000 Warrant Shares.

             1.3 Transfer-General. Subject to the terms hereof, the Warrants shall be transferable only on the books of the Company maintained at its principal office upon delivery thereof duly endorsed by the Holder or by his duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment or authority to transfer. In all cases of transfer by an attorney, the original power of attorney, duly approved, or a copy thereof, duly certified, shall be deposited and remain with the Company. In case of transfer by executors, administrators, guardians or other legal representatives, duly authenticated evidence of their authority shall be produced, and may be required to be deposited and to remain with the Company in its discretion. Upon any registration of transfer, the Company shall countersign and deliver new Warrants to the Persons entitled thereto. The Company or the Warrant Agent may require the payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any such transfer.

             1.4 Notices of Corporate Actions. In the event of: (a) any taking by the Company of a record of the holders of the Common Stock for the purpose of determining the holders thereof who are entitled to receive any extraordinary dividend or distribution, (other than


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cash dividends representing a dividend payment on an annualized basis of not more than 10% of the Company's Market Capitalization at the time of such dividend) or any right to subscribe for, purchase or otherwise acquire any shares of capital stock of any class or any other securities, (b) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any consolidation or merger involving the Company and any other Person or any transfer or other disposition of all or substantially all the assets of the Company to another Person; (c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company, or (d) any amendment of the Certificate of Incorporation of the Company, the Company shall mail to each Warrant Holder in accordance with the provisions of Section 14 hereof a notice specifying (i) the date or expected date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right and (ii) the date or expected date on which any such reorganization, reclassification, recapitalization, consolidation, merger, transfer, disposition, dissolution, liquidation or winding-up is to take place, the time, if any such time is to be fixed, as of which the holders of record of Common Stock shall be entitled to exchange their shares of Common Stock for the securities or Other Property deliverable upon such reorganization, reclassification, recapitalization, consolidation, merger, transfer, disposition, dissolution, liquidation or winding-up and a description in reasonable detail of the transaction. Such notice shall be mailed to the extent practicable at least thirty (30), but not more than ninety (90) days prior to the date therein specified. In the event that the Company at any time sends any notice to the holders of its Common Stock, it shall concurrently send a copy of such notice to each Warrant Holder.

             1.5 Form of the Warrants. The text of the Warrants and of the form of election to purchase Warrant Shares (the "Purchase Form") shall be substantially as set forth respectively in Exhibits A and B attached hereto. The price per Warrant Share (the "Warrant Price") and the number of Warrant Shares issuable upon exercise of each Warrant are subject to adjustment upon the occurrence of certain events, all as hereinafter provided. The Warrants shall be executed on behalf of the Company by its Chairman of the Board, its Chief Executive Officer, President or one of its Vice Presidents.

                 The Warrants shall be dated as of the date of countersignature thereof by the Company either upon initial issuance or upon transfer.

             1.6 Restrictive Legend. Except as otherwise provided in this
Section 1.6, each Warrant and each certificate for Warrants or Warrant Shares and each certificate for Warrant Shares issued to any subsequent transferee of any such certificate, shall be stamped or otherwise imprinted with a legend in substantially the following form:


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          THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN
          REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAW. NO TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE SHALL BE VALID OR EFFECTIVE UNLESS (A) SUCH TRANSFER IS MADE PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR (B) THE HOLDER OF THE SECURITIES PROPOSED TO BE TRANSFERRED SHALL HAVE DELIVERED TO THE COMPANY AN OPINION OF COUNSEL (WHO MAY BE AN EMPLOYEE OF SUCH HOLDER) REASONABLY ACCEPTABLE TO THE COMPANY TO THE EFFECT THAT SUCH PROPOSED TRANSFER IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE ACT OR (C) SUCH TRANSFER IS PURSUANT TO RULE 144 OR RULE 144A UNDER THE ACT AND SUCH HOLDER(S) SHALL HAVE DELIVERED TO THE COMPANY A CERTIFICATE SETTING FORTH THE BASIS FOR APPLYING SUCH RULE
          TO THE PROPOSED TRANSFER.



             1.7 Termination of Securities Laws Restrictions. The legend requirements of Section 1.6 shall terminate as to any particular Warrant or Warrant Shares when the Company shall have received from the Holder thereof an opinion of counsel reasonably acceptable to the Company to the effect that such legend is not required in order to ensure compliance with the Securities Act. Whenever the restrictions imposed by this Agreement shall terminate as to the Warrants, as hereinabove provided, the Holder hereof shall be entitled to receive from the Company, at the expense of the Company, a new Warrant or Warrant Shares bearing no legends.


     Section 2. Term of the Warrants; Exercise of the Warrants; Warrant Price, Etc.

             2.1 Term of the Warrants. Subject to the terms of this Agreement, the Holder shall have the right, which may be exercised from time to time, from and through the dates set forth in the Warrants, to purchase from the Company the number of fully paid and nonassessable Warrant Shares which the Holder may at the time be entitled to purchase on exercise of such Warrant. If the last day for the exercise of the Warrants shall not be a Business Day, then the Warrant may be exercised on the next succeeding Business Day.

             2.2 Vesting of the Warrants. The Warrants shall immediately vest and may be exercised on or after the date hereof in accordance with the terms of this Agreement and the Warrant Certificate.

             2.3 Call Provisions. In the event that after the date that is six months and one Business Day from the date of issuance of the Warrants, (i) the daily market price (as


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included in the definition of Current Market Price below) of the Company's
Common Stock shall equal or exceed one hundred and fifty percent (150%) of the Exercise Price for any ten trading days during the most recent consecutive twenty trading-day period immediately prior to the commencement of the Notice Period (as defined below), (ii) the Company is not in default of its obligations hereunder or under the Registration Rights Agreement and (iii) all of the Warrant Shares may be transferred in a public sale pursuant to a registration statement filed under the Securities Act or in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under
Section 4(1) and pursuant to Sections 1.2 and 1.3 hereof, then the Company shall have the right, for a purchase price of $1.00 per every ten thousand Warrant Shares represented by the Warrants being called (rounded to the nearest cent), to call the Warrants at the completion of the Notice Period. The Warrants shall remain subject to prior exercise by the Holders during the Notice Period, but not thereafter.

             2.4 Exercise of the Warrants. The Warrants may be exercised upon surrender to the Company, at its principal office, of the certificate evidencing the Warrant to be exercised, together with the Purchase Form, in the form of Exhibit B hereto, on the reverse thereof duly filled in and signed, and upon payment to the Company, of the Warrant Price (as defined in and determined in accordance with the provisions of Sections 2 and 6 hereof), for the number of Warrant Shares in respect of which such Warrant is then exercised. Upon partial exercise, a Warrant Certificate for the unexercised portion shall be delivered to the Holder. Payment of the aggregate Warrant Price shall be payable in cash, by certified or official bank check or wire transfer, or by delivery to the Company of the Company's 11% Subordinated Notes due 2004, which shall be valued for this purpose at the principal amount thereof so delivered plus the accrued interest thereon.

                 Subject to Section 3 hereof, upon such surrender of the Warrants and payment of the Warrant Price as aforesaid, the Company shall issue and cause to be delivered with all reasonable dispatch to or upon the written order of the Holder and in such name or names as the Holder may designate, a certificate or certificates for the number of full Warrant Shares so purchased upon the exercise of such Warrant, together with cash, as provided in Section 9 hereof, in respect of any fractional Warrant Shares otherwise issuable upon such surrender. Such certificate or certificates shall be deemed to have been issued and any Person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares as of the date of the surrender of such Warrant and payment of the Warrant Price, as aforesaid; provided, however, that if, at the date of surrender of such Warrant and payment of such Warrant Price, the transfer books for the Warrant Shares or other class of stock purchasable upon the exercise of such Warrant shall be closed, the certificates for the Warrant Shares in respect of which such Warrant are then exercised shall be issuable as of the date on which such books shall next be opened (whether before or after the Expiration Date or the Notice Period) and until such date the Company shall be under no duty to deliver any certificate for such Warrant Shares; provided, further, that the transfer books of record, unless otherwise required by law, shall not be closed at any one time for a period longer than 20 calendar days.



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                 2.5 Warrant Price. The price per share at which Warrant Shares shall be purchasable upon exercise of the Warrant (the "Warrant Price") shall be $8.00, subject to adjustment pursuant to Section 6 hereof.

     Section 3.  Payment of Taxes and Indemnification.

             3.1 Payment of Taxes. The Company will pay all documentary stamp taxes, if any, attributable to the issuance of Warrants and Warrant Shares upon the exercise of the Warrants.

             3.2 Indemnification. Warrant Holder hereby agrees to indemnify and hold the Company harmless from any and all taxes on the Warrant Holder that may result from the issuance of the Warrants or any subsequent exercise of the Warrants and issuance of the Warrant Shares.

     Section 4. Mutilated or Missing Warrants. In case the Warrants shall be mutilated, lost, stolen or destroyed, the Company shall issue and deliver in exchange and substitution for and upon cancellation of the mutilated Warrants, or in lieu of and substitution for the Warrants lost, stolen or destroyed, a new certificate of like tenor and representing an equivalent right or interest; but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction of such Warrant certificate and indemnity or bond, if requested, also reasonably satisfactory to them. An applicant for such substitute Warrant certificate shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company may prescribe.

     Section 5. Reservation of Warrant Shares.

             5.1 Reservation of Warrant Shares. There have been reserved, and the Company shall at all times keep reserved, out of its authorized shares of Common Stock, a number of shares of Common Stock sufficient to provide for the exercise of the rights of purchase represented by the outstanding Warrants. The transfer agent for the Common Stock ("Transfer Agent"), and every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of any of the rights of purchase aforesaid will be and are hereby irrevocably authorized and directed at all times until the Expiration Date to reserve such number of authorized shares as shall be requisite for such purpose. The Company will keep a copy of this Agreement on file with the Transfer Agent and with every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by the Warrants. The Company covenants that all Warrant Shares which may be issued upon exercise of Warrants will, upon issue, be fully paid, nonassessable, free of preemptive rights and free from all taxes, liens, charges and security interests with respect to the issue thereof. The Company will supply such Transfer Agent and any subsequent transfer agent with duly executed stock certificates for such purpose and will itself provide or otherwise make available any cash which may be payable as provided in Section 9 of this Agreement. The Company will furnish to such Transfer Agent a copy of all notices of adjustments, and certificates related thereto, transmitted to each Holder. The


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Warrants surrendered in the exercise of the rights thereby evidenced shall be canceled by the Company.

             5.2 Cancellation of the Warrants. In the event the Company shall purchase or otherwise acquire the Warrants, the same shall be canceled and retired.

     Section 6. Adjustment of Warrant Price and Number of Warrant Shares. The number and kind of securities purchasable upon the exercise of the Warrants and the Warrant Price shall be subject to adjustment from time to time upon the happening of certain events, as hereinafter defined.

             6.1 Stock Dividends, Subdivisions and Combinations. If at any time the Company shall:

                    (i) take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend payable in, or other distribution of, additional shares of Common Stock,

                   (ii) subdivide its shares of Common Stock Outstanding into a larger number of shares of such Common Stock, or

                  (iii) combine its shares of Common Stock Outstanding into a smaller number of shares of such Common Stock,

then the Exercise Price shall be adjusted to equal the product of the Exercise Price in effect immediately prior to such event multiplied by a fraction the numerator of which is equal to the number of shares of Common Stock Outstanding immediately prior to the adjustment and the denominator of which is equal to the number of shares of Common Stock Outstanding immediately after such adjustment.

             6.2 Rights Offerings of Common Stock. (a) In case the Company shall issue rights, options or warrants to all holders of its Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price per share (determined as provided below) of the Common Stock on the date fixed for the determination of stockholders entitled to receive such rights, options or warrants, the Exercise Price in effect at the opening of business on the day following the date fixed for such determination shall be decreased by multiplying such Exercise Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such Current Market Price and the denominator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase, such decrease to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this


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provision, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of script certificates issued in lieu of fractions of shares of Common Stock. The Company will not issue any rights, options or warrants in respect of shares of Common Stock held in the treasury of the Company.

             (b) The provisions of this Section 6.2 shall not apply to any issuance of Common Stock for which an adjustment is provided for under Section 6.1.

             6.3 Other Distributions. In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock evidences of its indebtedness, shares of any class of capital stock, or other property (including securities, but excluding (i) any rights, options or warrants referred to in
Section 6.2, (ii) any dividend or distribution paid exclusively in cash, (iii) any dividend or distribution referred to in Section 6.1, and (iv) any merger or consolidation or other transactions to which Section 6.5 or Section 6.7 applies), the Exercise Price shall be reduced by multiplying the Exercise Price in effect immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution by a fraction of which the numerator shall be the Current Market Price per share of the Common Stock on the date fixed for such determination (the "Reference Date") less the then fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution filed with the Warrant Agent) on the Reference Date of the portion assets, shares or evidences of indebtedness of the Company so distributed applicable to one share of Common Stock and the denominator shall be the Current Market Price per share of the Common Stock on the Reference Date, such adjustment to become effective immediately prior to the opening of business on the day following the Reference Date.

             6.4 Adjustment of Number of Shares Purchasable. Upon any adjustment of the Exercise Price as provided in Section 6.1, 6.2 or 6.3 hereof, the Warrant Holder shall thereafter be entitled to purchase upon the exercise of the Warrants, at the Exercise Price resulting from such adjustment, the number of shares of Common Stock (calculated to the nearest 1/100th of a share) obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares of Common Stock issuable on the exercise hereof immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

             6.5 Reorganization, Reclassification, Merger, Consolidation or Disposition of Assets. In case the Company shall reorganize its capital, reclassify its capital stock, consolidate or merge with or into another corporation (where the Company is not the surviving corporation or where there is any change whatsoever in, or distribution with respect to, the Outstanding Common Stock of the Company), or sell, transfer or otherwise dispose of all or substantially all of its property, assets or business to another corporation and, pursuant to the terms of such reorganization, reclassification, merger, consolidation or disposition of assets, (i) shares of common stock of the successor or acquiring corporation or of the Company (if it is the surviving corporation) or (ii) any cash, shares of stock or other securities or


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property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring corporation ("Other Property") are to be received by or distributed to the holders of Common Stock of the Company who are holders immediately prior to such transaction, then the Warrant Holder shall have the right thereafter to receive, upon exercise of the Warrants, the number of shares of common stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and Other Property receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets by a holder of the number of shares of Common Stock for which the Warrants are exercisable immediately prior to such event. In such event, the aggregate Exercise Price otherwise payable for the shares of Common Stock issuable upon exercise of the Warrants shall be allocated among the shares of common stock and Other Property receivable as a result of such reorganization, reclassification, merger, consolidation or disposition of assets in proportion to the respective fair market values of such shares of common stock and Other Property as determined in good faith by the Board of Directors of the Company. In case of any such reorganization, reclassification, merger, consolidation or disposition of assets, the successor or acquiring corporation (if other than the Company) shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this Agreement to be performed and observed by the Company and all the obligations and liabilities hereunder, subject to such modifications as may be reasonably deemed appropriate (as determined by resolution of the Board of Directors of the Company) in order to provide for adjustments of any shares of the common stock of such successor or acquiring corporation for which the Warrants thus become exercisable, which modifications shall be as equivalent as practicable to the adjustments provided for in this
Section 6. For purposes of this Section 6.5, "common stock of the successor or acquiring corporation" shall include stock of such corporation of any class that is not preferred as to dividends or assets over any other class of stock of such corporation and that is not subject to redemption and shall also include any evidences of indebtedness, shares of stock or other securities that are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event and any warrants or other rights to subscribe for or purchase any such stock. The foregoing provisions of this Section 6.5 shall similarly apply to successive reorganizations, reclassification, mergers, consolidations or disposition of assets.

             6.6 Determination of Consideration. For purposes of Sections 6.1,
6.3 and 6.5 hereof, the consideration received and/or receivable by the Company in connection with the issuance, sale, grant or exercise of additional shares of Common Stock, Stock Purchase Rights or Convertible Securities, irrespective of the accounting treatment of such consideration, shall be valued as follows:

             (1) Securities or Other Property. In the case of securities or other property, the fair market value thereof as of the date immediately preceding such issuance, sale, grant or exercise as determined in good faith by the Board of Directors of the Company.

             (2) Dividends in Securities. In case the Company shall declare a dividend or make any other distribution upon any stock of the Company payable in either case


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in Common Stock or Convertible Securities, such Common Stock or Convertible
Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.

             (3) Merger, Consolidation or Sale of Assets. In case any shares of Common Stock, Stock Purchase Rights or Convertible Securities shall be issued in connection with any merger or consolidation in which the Company is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value of such portion of the assets and business of the non-surviving corporation attributable to such Common Stock, Stock Purchase Rights or Convertible Securities, as is determined in good faith by the Company's Board of Directors.

             6.7 Corporate Distribution Event.

             (a) Price Adjustment. In the event that the Company shall subdivide (a "Corporate Distribution Event") into two or more corporate entities which are owned (at least initially) by shareholders of the Company or shall distribute to its shareholders, without consideration, shares of one or more subsidiaries or affiliated corporations or former divisions (the Company and each new entity a "Constituent Corporation and collectively the "Constituent Corporations") then the Warrants shall be divided into the right to purchase shares of common stock of the Constituent Corporations based upon the number of shares of common stock outstanding of each Constituent Corporation immediately after the Corporate Distribution Event such that the Holders of the Warrants will receive upon exercise of the Warrants in each of the Constituent Corporations a proportionate share of such Constituent Corporations' common stock equal to that share of the Company's Common Stock issuable upon exercise of the Warrants prior to the Corporate Distribution Event, such that the new warrant price per share for each warrant to purchase shares in each of the Constituent Corporations reflects the relative Market Capitalization values of the Constituent Corporations after completion of the Corporate Distribution Event (rated by the number of shares received by the holder of a share of Company Common Stock) and such that the total consideration to be paid by the Holders upon exercise of all of the Warrants in all of the Constituent Corporations is equal to the total consideration which would have been paid by the Holders prior to the Corporate Distribution Event if they had exercised all the Warrants for the purchase of Company Common Stock. Each Constituent Corporation shall become a party to a successor warrant agreement similar hereto in form and substance reasonably satisfactory to the Holders of the Warrants.

By way of example, if the Company had 7,500,000 shares of Common Stock outstanding prior to the Corporate Distribution Event and the Company distributed to each holder of its Common Stock two shares of common stock in a newly formed Constituent Corporation ("Newco Common Stock") for each share of Company Common Stock, and, during the twenty (20) trading days after the completion of the Corporate Distribution Event, the shares of Newco Common Stock traded at an average price of $6 per share and the shares of Company Common Stock traded at an average price of $9 per share, then each Holder of Warrants would be entitled to a reduction in his or her Exercise Price for the Warrants which would continue to be exercisable for Company Common Stock to $3.43 per share and the Holders of Warrants would receive in


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addition 1,500,000 warrants to purchase a like number of shares of Newco Common
Stock, each exercisable at $2.29 per share.

Adjustments made pursuant to this Section 6.7 shall be applied to successive Corporate Distribution Events, the provisions of this Section 6 shall be applicable to the warrants of all Constituent Corporations and the principles of Sections 6.1 through 6.5 shall similarly apply to the Corporate Distribution Event and the Constituent Corporations, if applicable.

             (b) Registration Rights. Any common stock of the Constituent Corporations shall be subject to equivalent Registration Rights as the Registration Rights applicable to the Company Common Stock under the Registration Rights Agreement.

             6.8 Other Provisions Applicable to Adjustments Under this Section. The following provisions shall be applicable to the adjustments provided for pursuant to this Section 6:

             (a) When Adjustments To Be Made. The adjustments required by this
Section 6 shall be made whenever and as often as any specified event requiring such an adjustment shall occur. For the purpose of any such adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence.

             (b) Fractional Interests. In computing adjustments under this
Section 6, fractional interests in Common Stock shall be taken into account to the nearest 1/100th of a share.

             (c) When Adjustment Not Required. If the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or distribution to which the provisions of Section 6 would apply, but shall, thereafter and before the distribution to stockholders thereof, legally abandon its plan to pay or deliver such dividend or distribution, then thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

             (d) Maximum Exercise Price. Except as provided in Section 6.1 above, at no time shall the Exercise Price per share of Common Stock exceed the amount set forth in this Agreement.

             (e) Certain Limitations. Notwithstanding anything herein to the contrary, the Company agrees not to enter into any transaction that, by reason of any adjustment under Section 6.1, 6.2 or 6.3 above, would cause the Exercise Price to be less than the par value of the Common Stock, if any, unless the Company first reduces the par value of the Common Stock to be less than the Exercise Price that would result from such transaction.

             (f) Notice of Adjustments. Whenever the number of shares of Common Stock for which the Warrants are exercisable or the Exercise Price shall be adjusted pursuant


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to this Section 6, the Company shall forthwith prepare a certificate to be executed by the chief financial officer of the Company setting forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment was calculated, specifying the number of shares of Common Stock for which the Warrants are exercisable and (if such adjustment was made pursuant to Section 6.5) describing the number and kind of any other shares of stock or Other Property for which the Warrants are exercisable, and any related change in the Exercise Price, after giving effect to such adjustment or change. The Company shall promptly cause a signed copy of such certificate to be delivered to each Holder in accordance with Section 14. The Company shall keep at its principal office copies of all such certificates and cause the same to be available for inspection at said office during normal business hours by any Holder or any prospective transferee of any Warrants designated by a Holder thereof.

             (g) Independent Application. Except as otherwise provided herein, all subsections of this Section 6 are intended to operate independently of one another (but without duplication). If an event occurs that requires the application of more than one subsection, all applicable subsections shall be given independent effect without duplication.

             6.9 Disputes. In the event that there is any dispute as to the computation of the price or the number of Warrant Shares required to be issued upon exercise of Warrants or any other disputed calculation or adjustment under
Section 6 hereof, the Warrant Holders and the Company will retain an independent and nationally recognized accounting firm to conduct at the expense of the Company a special procedures engagement of the computations pursuant to the terms hereof involved in such dispute, including the financial statements or other information upon which such computations were based. The determination of such nationally recognized accounting firm shall, in the absence of manifest error, be binding upon the Warrant Holders and the Company. If there shall be a dispute as to the selection of such nationally recognized accounting firm, such firm shall be appointed by the American Institute of Certified Public Accountants, if willing, otherwise the American Arbitration Association, upon application by the Company or any holder or holders of at least 25% of the outstanding Warrants with notice to the others.

     Section 7. Registration.

             (a) Company Registration. The Company shall register the Warrant Shares pursuant to the Registration Rights Agreement under the Securities Act, and the Company shall, at such time, promptly give all holders of Registrable Securities written notice of such registration.

             (b) Expenses. The Company shall pay all Registration Expenses incurred in connection with the registration of Registrable Securities pursuant to the Registration Rights Agreement.

     Section 8. Definitions.

             As used in this Warrant Agreement, the following terms shall have the following respective meanings:

                  Business Day shall mean any day that is not a Saturday or Sunday or a day on which banks are required or permitted to be closed in the State of California.

                  Commission means the Securities and Exchange Commission.

                  Common Stock means (except where the context indicates that it means the Common Stock of another corporation such as a Constituent Corporation) the Common Stock of the Company, par value $0.01 per share, as constituted on its original date of issue by the Company, and any capital stock into which such Common Stock may thereafter be changed, and shall also include (i) capital stock of the Company of any other class (regardless of how denominated) issued to the holders of shares of any Common Stock upon any reclassification thereof which is also not preferred as to dividends or liquidation over any other class of stock of the Company and which is not subject to redemption and (ii) shares of common stock of any successor or acquiring corporation (as defined in Section 6.5 hereof) received by or distributed to the holders of Common Stock of the Company in the circumstances contemplated by Section 6.5 hereof.

                  Convertible Securities shall mean evidences of indebtedness, shares of stock or other securities that are convertible into or exchangeable for, with or without payment of additional consideration in cash or property, shares of Common Stock, either immediately or upon the occurrence of a specified date or a specified event.

                  Current Market Price shall mean as of any specified date the average of the daily market prices of the Common Stock of the Company for the shorter of (x) the twenty (20) consecutive Business Days immediately preceding such date or (y) the period commencing on the Business Day next following the first public announcement of any event giving rise to an adjustment of the Exercise Price pursuant to Section 6 and ending on such specified date. The "daily market price" for each such Business Day shall be: (i) if the Common Stock is then listed on a national securities exchange or is listed on NASDAQ and is designated as a National Market System security, the last sale price, regular way, on such day on the principal stock exchange or market system on which such Common Stock is then listed or admitted to trading, or, if no such sale takes place on such day, the average of the closing bid and asked prices for the Common Stock on such day as reported on such stock exchange or market system or (ii) if the Common Stock is not then listed or admitted to trading on any national securities exchange or designated as a National Market System security on NASDAQ but is traded over-the-counter, the average of the closing bid and asked prices for the Common Stock as reported on NASDAQ or the Electronic Bulletin Board or in the National Daily Quotation Sheets, as applicable.

                  Exchange Act means the Securities Exchange Act of 1934, as amended, or any successor act, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

                  Exercise Price shall mean, in respect of a share of Common Stock at any date herein specified, the initial Exercise Price set forth in this Agreement as adjusted from time to time pursuant to Section 6 hereof.

                  Expiration Date means the seventh anniversary of the date of this Agreement.

                  GAAP shall mean generally accepted accounting principles in the United States of America as from time to time in effect.

                  Market Capitalization means a number which is the sum of the number of shares of Outstanding Common Stock multiplied by the Current Market Price of the corporation in question.

                  Notice Period shall mean the period of fifteen (15) days commencing upon the delivery to the Holders of written notice of the Company's intention to call the Warrants pursuant to Section 2.3, provided that conditions
(i), (ii) and (iii) of Section 2.3 have been satisfied and that such conditions
(ii) and (iii) continue to have been satisfied for such 15 days.

                  Outstanding shall mean, when used with reference to Common Stock, at any date as of which the number of shares thereof is to be determined, all issued shares of Common Stock, except shares then owned or held by or for the account of the Company or any Subsidiary thereof, and shall include all shares issuable in respect of outstanding scrip or any certificates representing fractional interests in shares of Common Stock.

                  Original Issue Date shall mean the date on which the Warrants were issued, as set forth on Exhibit B hereto.

                  Person shall mean any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, incorporated organization, association, corporation, institution, public benefit corporation, entity or government (whether federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

                  Registrable Securities shall have the meaning specified for such term in the Registration Rights Agreement.

                  Registration Expenses shall have the meaning specified for such term in the Registration Rights Agreement.

                  Registration Rights means the right of a Holder to have its Registrable Securities registered pursuant to Section 7 of this Agreement and pursuant to the Registration Rights Agreement.

                  Registration Rights Agreement means the Agreement dated as of March 3, 1997 between the Company and the Holders.

                  Stock Purchase Rights shall mean any options, warrants or other securities or rights to subscribe to or exercisable for the purchase of shares of Common Stock or Convertible Securities, whether or not immediately exercisable.

                  Securities Act means the Securities Act of 1933, as amended, or any successor act thereto, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.


     Section 9. Fractional Interests. The Company shall not be required to issue fractional Warrant Shares on the exercise of the Warrants. If any fraction of a Warrant Share would, except for the provisions of this Section 8, be issuable on the exercise of the Warrants (or specified portion thereof), the Company shall pay an amount in cash equal to the closing price for one share of the Common Stock on the trading day immediately preceding the date the Warrants are presented for exercise, multiplied by such fraction.

     Section 10. No Rights as Stockholder; Notices to Holder. Nothing contained in this Agreement or in the Warrants shall be construed as conferring upon the Holder or his permitted transferees the right to vote or to receive dividends or to consent to or receive notice as a stockholder in respect of any meeting of stockholders for the election of directors of the Company or any other matter, or any rights whatsoever as a stockholder of the Company.

     Section 11. Inspection of Warrant Agreement. The Company shall keep copies of this Agreement and any notices given or received hereunder available for inspection by the Holder during normal business hours at its principal office.

     Section 12. Identity of Transfer and Warrant Agent. Forthwith upon the appointment of any subsequent transfer agent for the Common Stock or Warrant Agent, or any other shares of the Company's capital stock issuable upon the exercise of the Warrants, the Company will notify the Holder of the name and address of such subsequent transfer agent.

     Section 13. Financial and Business Information. Until the Expiration Date, the Company shall deliver to each Warrant Holder promptly upon their becoming available, copies of all public financial statements, reports and filings, notices and proxy statements sent or made available by the Company to the holders of any class of its securities generally.

     Section 14. Notices. Any notice pursuant to this Agreement by any Holder to the Company, shall be in writing and shall be mailed first class, postage prepaid, or delivered to the Company at its office at 9600 Jeronimo Road, Irvine, California 92718, Attention: General Counsel.

              Each party hereto may from time to time change the address to which notices to it are to be delivered or mailed hereunder by notice in writing to the other party. Any notice mailed pursuant to this Agreement by the Company or the Warrant Agent to the Holder shall be in writing and shall be mailed first class, postage prepaid, or delivered to the Holder at his address on the books of the Warrant Agent, and a copy thereof shall be delivered to Canyon Capital Management c/o Canyon Partners Incorporated, 9665 Wilshire Boulevard Suite 200, Beverly Hills, CA 90212.

     Section 15. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICT OF LAWS. THE PARTIES HERETO AGREE TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF CALIFORNIA IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

     Section 16. Supplements and Amendments. The Company and the Warrant Agent may from time to time supplement or amend this Agreement in order to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Warrant Agent may deem necessary or desirable and which shall not be inconsistent with the provisions of the Warrant and which shall not adversely affect the interests of the Holder.

     Section 17. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company, the Warrant Agent or the Holders of the Warrants shall bind and inure to the benefit of their respective successors and assigns hereunder.

     Section 18. Merger or Consolidation of the Company. So long as the Warrants remain outstanding, the Company will not merge or consolidate with or into, or sell, transfer or lease all or substantially all of its property to, any other corporation unless the successor or purchasing corporation, as the case may be (if not the Company), shall expressly assume, by supplemental agreement, the due and punctual performance and observance of each and every covenant and condition of this Agreement to be performed and observed by the Company.

     Section 19. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any Person other than the Company and the Holders of the Warrants, any legal or equitable right, remedy or claim under this Agreement, but this Agreement shall be for the sole and exclusive benefit of the Company and the Holders.

     Section 20. Captions. The captions of the Sections of this Agreement have been inserted for convenience only and shall have no substantive effect.

     Section 21. Counterparts. This Agreement may be executed in any number of counterparts each of which so executed shall be deemed to be an original; but such counterparts together shall constitute but one and the same instrument.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed as of the day, month and year first above written.

                               THE COMPANY:

                               MAI SYSTEMS CORPORATION, a Delaware corporation


                               By:  /s/ William Brian Kretzmer
                                  ---------------------------------------------
                               Name: William Brian Kretzmer
                               Title: Vice President, Business Development

                               THE WARRANT AGENT:

                               MAI SYSTEMS CORPORATION, a Delaware corporation


                               By:  /s/ William Brian Kretzmer
                                  ---------------------------------------------
                               Name: William Brian Kretzmer
                               Title:  Vice President, Business Development

The Value Realization Fund, L.P.,
a California limited partnership

By:  Canpartners Investments III, L.P.,
     a California limited partnership,
     its general partner

By:  Canyon Capital Management, L.P.,
     a California limited partnership,
     its general partner

By:  Canpartners Incorporated,
     a California corporation,
     its general partner



By:  /s/ Mitchell R. Julis
     --------------------------------------
     Name:  Mitchell R. Julis
     Title: Vice President

Canyon Value Realization Fund (Cayman), Ltd.



By:  /s/ Roger A. Hanson
     --------------------------------------
     Name:  Roger A. Hanson
     Title: Director


GRS Partners II

By:  Grosvenor Capital Management L.P.,
     its Administrator

By:  Grosvenor Capital Management, Inc.,
     its general partner



By:  /s/ Michael Sacks
     --------------------------------------
     Name:  Michael Sacks
     Title: Vice President

CPI Securities L.P.,
a California limited partnership

By:  Canpartners Incorporated,
     a California corporation,
     its general partner



By:  /s/ Mitchell R. Julis
     --------------------------------------
     Name:  Mitchell R. Julis
     Title: Vice President

                                    EXHIBIT A

                           Form of Warrant Certificate

No. ___                                                          _______ Shares


                          COMMON STOCK PURCHASE WARRANT

                              Void After 5:00 P.M.
                    Pacific Time on [_____________] __, 2004


     THIS CERTIFIES THAT, for value received, _____________, the registered holder of this Common Stock Purchase Warrant (the "Warrant") or permitted assigns (the "Holder"), is entitled to purchase from MAI Systems Corporation, a Delaware corporation (the "Company"), at any time until 5:00 p.m. Pacific Time on _______, 2004 (the "Expiration Date"), unless this Warrant is earlier called by the Company pursuant to Section 2.3 of the Warrant Agreement hereinafter mentioned, at the Warrant Price of $8.00 per share (the "Warrant Price"), the number of shares of Common Stock of the Company (the "Common Stock") which is equal to the number of Shares set forth above. The number of shares purchasable upon exercise of this Warrant and the Warrant Price per share shall be subject to adjustment from time to time as set forth in the Warrant Agreement referred to below.

     This Warrant is issued under and in accordance with a Warrant Agreement, dated as of March 3, 1997, between the Company, the Warrant Agent and the Warrant Holders and is subject to the terms and provisions contained in the Warrant Agreement, to all of which the Holder of this Warrant by acceptance hereof consents. A copy of the Warrant Agreement may be obtained for inspection by the Holder hereof upon written request to the Company.

     This Warrant may be exercised in whole or in part by presentation of this Warrant with the Purchase Form on the reverse side hereof duly executed and simultaneous payment of the Warrant Price (subject to adjustment) at the principal office of the Company in Irvine, California. Payment of such price shall be payable at the option of the Holder hereof in cash or by certified or official bank check or wire transfer or by delivery to the Company of the Company's 11% Subordinated Notes due 2004, which shall be valued for this purpose at the principal amount thereof so delivered plus the accrued interest thereon. Terms relating to exercise of Warrant are set forth more fully in the Warrant Agreement.

     This Warrant may be exercised in whole or in part. Upon partial exercise, a Warrant Certificate for the unexercised portion shall be delivered to the Holder. No fractional shares will be issued upon the exercise of this Warrant but the Company shall pay the cash value of any fraction upon the exercise of the Warrant. This Warrant is transferable only in limited circumstances as described in this Warrant Agreement at the office of the Company in Irvine, California, in the manner and subject to the limitations set forth in the Warrant Agreement.

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAW. NO TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE SHALL BE VALID OR EFFECTIVE UNLESS (A) SUCH TRANSFER IS MADE PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR (B) THE HOLDER OF THE SECURITIES PROPOSED TO BE TRANSFERRED SHALL HAVE DELIVERED TO THE COMPANY AN OPINION OF COUNSEL (WHO MAY BE AN EMPLOYEE OF SUCH HOLDER) REASONABLY ACCEPTABLE TO THE COMPANY TO THE EFFECT THAT SUCH PROPOSED TRANSFER IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE ACT OR (C) SUCH TRANSFER IS PURSUANT TO RULE 144 OR RULE 144A UNDER THE ACT AND SUCH HOLDER(S) SHALL HAVE DELIVERED TO THE COMPANY A CERTIFICATE SETTING FORTH THE BASIS FOR APPLYING SUCH RULE TO THE PROPOSED TRANSFER.


     The Holder hereof may be treated by the Company and all other Persons dealing with this Warrant as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented hereby, or to the transfer hereof on the books of the Company. Any notice to the contrary notwithstanding, and until such transfer on which books, the Company may treat the Holder hereof as the owner for all purposes.

     This Warrant does not entitle any Holder hereof to any of the rights of a stockholder of the Company.


                                MAI  SYSTEMS CORPORATION



                                By:
                                     -------------------------------------------
                                     Name: William Brian Kretzmer
                                     Title: Vice President, Business Development




DATED: As of_________, 1997

                                    Exhibit B

                                  PURCHASE FORM

                                 Mailing Address


---------------------------------------     ------------------------------------

---------------------------------------     ------------------------------------

---------------------------------------     ------------------------------------

     The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant for, and to purchase thereunder, _________ shares of the stock provided for therein, and tenders herewith payment of the Warrant Price in full in the form of cash or by cashier's check in the amount of $______________, or as otherwise provided in the Warrant.

     The undersigned requests that certificates for such shares be issued in the name of:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              (Please Print Name, Address and Social Security No.)

                  DATED:                   , ______

Name of Warrant Holder or Permitted Assignee:

--------------------------------------------------------------------------------


Address:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Signature:
          ----------------------------------------------------------------------


Note: The above signature must correspond with the name as written upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatever, unless this Warrant has been assigned.

Signature Guaranteed: